EXHIBIT 23

IMMUCELL CORPORATION

CONSENT OF BAKER NEWMAN & NOYES, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ImmuCell Corporation

We consent to the incorporation by reference in Registration Statement No. 333-2631 and No. 333-65514 of ImmuCell Corporation on Form S-8 of our report, dated February 3, 2006, relating to our audits of the financial statements and financial statement schedule which appear in this Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2005.

/s/ BAKER NEWMAN & NOYES
Baker Newman & Noyes, LLC

Portland, Maine

March 23, 2006